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                                                                  Exhibit 23.5




                      CONSENT OF THE CARSON MEDLIN COMPANY


We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Republic Bancshares, Inc. included as Appendix B to the Joint Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /s/  THE CARSON MEDLIN COMPANY
                                        ---------------------------------
                                        The Carson Medlin Company



Tampa, Florida
July 30, 1997